UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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SureWest Communications
(Name of Registrant as Specified In Its Charter)

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 4, 2012

SureWest Communications
(Exact name of registrant as specified in its charter)

California	000-29660	68-0365195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8150 Industrial Avenue, Roseville, California	95678
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(916) 772-2000

(Former name or former address if changed since last report)

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Item 1.01 Entry into a Material Definitive Agreement.

As detailed in a Form 8-K filed February 6, 2012 by SureWest Communications (the “Company”), the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) that provides for the Company to become a wholly owned subsidiary of Consolidated Communications Holdings, Inc. (“Consolidated”) upon the consummation of the transactions contemplated by the Merger Agreement (the “Merger”).

In connection with the events described below in Item 5.02, on June 4, 2012, Consolidated executed and delivered a consent and waiver under the Merger Agreement in which Consolidated consented to the actions described in Item 5.02 and waived any event of default, breach of representation and warranty or adverse consequence or failure of closing condition which would occur under the Merger Agreement due to the actions described below in Item 5.02.  The executed consent and waiver is attached hereto as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Named Executive Officer

On June 5, 2012, Steven C. Oldham, President and Chief Executive Officer of the Company, tendered, and the Board of Directors of the Company (the “Board”) accepted his unconditional resignation from the Company (and its subsidiaries and affiliates) and the Board effective as the earlier of June 27, 2012 and the consummation of the Merger (the “Termination Date”), after which he will provide no further services to the Company (or its subsidiaries or affiliates) or the Board.

In connection with his resignation, the Company agreed to provide Mr. Oldham the following benefits:

•                 In exchange for a full release of claims in favor of the Company and its affiliates (the “Release”) and, subject to the consummation of the Merger to the extent explicitly required under Mr. Oldham’s Change in Control Agreement with the Company entered into effective February 7, 2011 (the “CIC Agreement”), the payments and benefits set forth in the CIC Agreement determined as if Mr. Oldham’s resignation were a Qualifying Termination (as defined in the CIC Agreement);

•                 Full vesting on the Termination Date of all of Mr. Oldham’s non-performance-based Company restricted stock units;

•                 In exchange for the Release and without the requirement that Mr. Oldham provide services after the Termination Date, full accelerated vesting of all of Mr. Oldham’s performance-based Company restricted stock units on the earlier of (i) the consummation of the Merger and (ii) the date that is 6 months and 1 day after the Termination Date (provided that the Merger Agreement has not terminated at such time); and

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•                 In exchange for the Release and without the requirement that Mr. Oldham provide services after the Termination Date, full accelerated vesting of all of Mr. Oldham’s performance-based Company restricted stock upon the consummation of the Merger.

Absent Mr. Oldham’s resignation and the Company’s agreement with him described above, Mr. Oldham would have been entitled to the foregoing payments and benefits if, in connection with the Merger, his employment had been terminated by him for good reason or by the Company other than for cause, as more fully described in the CIC Agreement.

The CIC Agreement is filed as Exhibit 10.1 to the Company’s Form 8-K filed February 14, 2011.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
99.1	Consent and Waiver dated June 4, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUREWEST COMMUNICATIONS

By:	/s/ Dan T. Bessey
Dan T. Bessey
Vice President and Chief Financial Officer

Date:  June 5, 2012

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Consent and Waiver dated June 4, 2012.

5

Exhibit 99.1

[CNSL Letterhead]

CONSENT AND WAIVER

June 4, 2012

SureWest Communications
8150 Industrial Avenue
Roseville, CA 95678
Attn:  Steven Oldham

Re:       Merger Agreement: Consent and Waiver

Dear Steven:

1.         Reference is made to that certain Agreement and Plan of Merger dated as of February 5, 2012, by and among Consolidated Communications Holdings, Inc., a Delaware corporation (“Parent”), SureWest Communications, a California corporation (the “Company”), WH Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent (“Merger Sub I”), and WH Acquisition II Corp., a California corporation and a wholly owned subsidiary of Parent (“Merger Sub II” and together with Merger Sub I, the “Merger Subs”) (as amended, supplemented or otherwise modified from time to time, and together with all exhibits and schedules hereto, the “Merger Agreement”).  Unless otherwise defined in this Consent and Waiver, all capitalized terms used in this Consent and Waiver shall have the respective meanings given to those terms in the Merger Agreement.

2.         Pursuant to Section 6.2(e) of the Merger Agreement, the Company has agreed, unless the Parent shall otherwise consent in writing, not to, among other things, pay any severance other than in the ordinary course of business consistent with past practice or except as may be required, or advisable, to comply with applicable law or contract, amend, establish or enter into any retirement or severance agreement with or for the benefit of any employee or accelerate the vesting of any stock options or other stock-based compensation.

3.         The Company has recently informed the Parent that it intends to make certain compensatory arrangements with you, Steven Oldham, as detailed on Exhibit A hereto (the “Oldham Arrangements”).  As a result, the Company has approached the Parent and requested that the Parent execute this Consent and Waiver pursuant to which the Parent will consent to the Company and you entering into the Oldham Arrangements and waive any event of default, breach of representation and warranty or adverse consequence or failure of closing condition which would occur under the Merger Agreement as a result of such payments.

4.         The Parent hereby consents, effective as of the time that this consent and waiver executed by Parent is delivered to the Company, to the Company and Steven Oldham entering into the Oldham Arrangements.  The consent and waiver set forth herein shall not imply or constitute a commitment on the part of the Parent to consent to any other noncompliance of any of the Company’s covenants under Section 6 of the Merger Agreement.

IN WITNESS WHEREOF, the Parent has caused this Consent and Waiver to be executed as of the day and year first above written.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

By:	/s/ Robert J. Currey
Name:	Robert J. Currey
Title:	President and Chief Executive Officer

ACKNOWLEDGED AND AGREED:

SUREWEST COMMUNICATIONS

By:	/s/ Dan T. Bessey
Name:	Dan T. Bessey
Title:	Vice President and Chief Financial Officer

Exhibit A

Steven C. Oldham is expected to resign effective on the earlier of the consummation of the Merger and June 27, 2012 (the “Termination Date”).  In connection with such resignation, the Company intends to provide Mr. Oldham with the following benefits:

•                 In exchange for a full release of claims in favor of the Company in accordance with Section 2 of Mr. Oldham’s Change in Control Agreement with the Company entered into effective February 7, 2011 (the “CIC Agreement”) and, subject to the consummation of the Merger to the extent explicitly required under the CIC Agreement with respect to a payment or benefit, the payments and benefits set forth in the CIC Agreement determined as if Mr. Oldham’s resignation were a Qualifying Termination (as defined in the CIC Agreement);

•                 Full vesting of all of Mr. Oldham’s non-performance-based Company restricted stock units on the Termination Date, which restricted stock units shall be settled in accordance with the timing terms of the applicable award agreement and, if the Merger is consummated prior to settlement of such restricted stock units, such settlement shall be in cash equal to the RSU Consideration (as defined in, and in accordance with, the Merger Agreement);

•                 In exchange for a full release of claims in favor of the Company in accordance with Section 2 of the CIC Agreement and without the requirement that Mr. Oldham provide services after the Termination Date, full accelerated vesting of all of Mr. Oldham’s Company performance-based restricted stock units on the earlier of (i) the consummation of the Merger and (ii) the date that is 6 months and 1 day after the Termination Date (for clarification purposes, no later than December 28, 2012), which restricted stock units shall be settled in accordance with the timing terms of the applicable award agreement and, if the Merger is consummated prior to settlement of such restricted stock units, such settlement shall be in cash equal to the RSU Consideration; and

•                 In exchange for a full release of claims in favor of the Company in accordance with Section 2 of the CIC Agreement and without the requirement that Mr. Oldham provide services after the Termination Date, full accelerated vesting of all of Mr. Oldham’s Company performance-based restricted stock upon the consummation of the Merger.